UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2018

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 19, 2018, Citizens Financial Group, Inc. (“CFG” or “Citizens”) reported third quarter net income of $443 million, up 27% from $348 million in third quarter 2017 with earnings per diluted common share of $0.91, up 34% from $0.68 in third quarter 2017. Third quarter 2018 net income increased $18 million, or 4%, from second quarter 2018 and diluted earnings per common share increased $0.03, or 3%. Third quarter 2018 Return on Average Tangible Common Equity* (“ROTCE”) of 13.3% increased 3.2% from third quarter 2017 and increased from 12.9% in second quarter 2018. Third quarter 2018 results reflect the impact of the Franklin American Mortgage Company (“FAMC”) acquisition on August 1, 2018 and include a $7 million after-tax, or $0.02 earnings per share, impact of notable items tied to the FAMC integration.*

Excluding notable items, Underlying* third quarter 2018 net income of $450 million increased $102 million, or 29%, and earnings per diluted common share of $0.93 increased $0.25, or 37%, from third quarter 2017. Third quarter 2018 net income increased $25 million, or 6%, and earnings per diluted common share increased $0.05, or 6%, from second quarter 2018. ROTCE* of 13.5% improved from 10.1% in third quarter 2017 and 12.9% in second quarter 2018.

On October 19, 2018, Citizens also announced that its board of directors declared a fourth quarter 2018 cash dividend of $0.27 per common share. The dividend is payable on November 14, 2018 to stockholders of record at the close of business on October 31, 2018.

*

Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the end of this report for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. “Underlying” results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found in the Discussion of Results portion of this report. Throughout this report, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. Current reporting-period regulatory capital ratios are preliminary. Select totals may not foot due to rounding.

Third Quarter 2018 vs. Second Quarter 2018

Key Highlights

•

Third quarter highlights include 2% growth in net interest income, reflecting higher loan yields, and 7% growth in noninterest income, driven by growth in mortgage banking fees, service charges and fees, trust and investment services fees, other income and card fees. Mortgage banking fees increased $22 million, driven by the FAMC acquisition.

•

Efficiency ratio of 58.2% remained relatively stable, despite the 1.25% increase tied to the FAMC acquisition. Excluding the impact of FAMC, the Underlying efficiency ratio* improved by 100 basis points to 57.0%, given expense discipline, and positive operating leverage was 1.8%.

•	ROTCE improved to 13.3% from 12.9%; 13.5% on an Underlying basis.*

•	Tangible book value per common share of $27.66 remained relatively stable. Fully diluted average common shares outstanding decreased 8.5 million shares, or 2%.

Results

•	Total revenue of $1.6 billion increased 4%, reflecting strength in net interest income and noninterest income.

•	Net interest income of $1.1 billion increased $27 million, or 2%, driven by higher loan yields, loan growth and the benefit of day count.

•

Net interest margin of 3.19% reflects two basis points of net interest margin expansion, largely tied to higher loan yields, partially offset by a one basis point reduction tied to the FAMC acquisition. Net interest margin, excluding the impact of FAMC,* improved two basis points to 3.20%.

•

Noninterest income of $416 million increased $28 million, or 7%, driven by the $24 million impact of the FAMC acquisition, largely in mortgage banking fees, as well as higher service charges and fees and trust and investment services fees. Noninterest income, excluding the impact of FAMC,* of $392 million increased $4 million, or 1%.

•

Noninterest expense of $910 million increased $35 million, or 4%, driven by the $34 million impact of the FAMC acquisition and notable items.* Underlying* noninterest expense, excluding the impact of FAMC, of $876 million was stable, reflecting continued execution against our efficiency initiatives.

•	Provision for credit losses of $78 million decreased $7 million, or 8%, given a decrease in reserves tied to improvements in credit quality in retail real estate-secured products.

Balance Sheet

•

Average interest-earning assets increased $1.6 billion, or 1%, which includes a $790 million increase tied to the FAMC acquisition, largely in loans held for sale. Results also reflect loan growth of 1% with particular strength in retail including residential mortgage, unsecured and education as well as growth in selective commercial categories and commercial real estate.

•	Average deposits grew $1.9 billion, or 2%, with strength in most categories. Results include a $442 million increase tied to the FAMC acquisition and $551 million tied to Citizens Access(TM).

•	Nonperforming loans and leases (“NPLs”) to total loans and leases ratio of 0.73% decreased from 0.75%, and the allowance coverage of NPL ratio improved to 149% from 148%.

•	Net charge-offs increased modestly to 30 basis points from 27 basis points, driven by seasonally higher retail auto net charge-offs, as well as a modest increase in commercial.

•	Capital strength remains robust, with a common equity tier 1 (“CET1”) risk-based capital ratio of 10.8%, which includes an approximately 18 basis point reduction tied to the FAMC acquisition.*

•	Repurchased $400 million of common stock at a weighted-average effective price of $39.83, and including common dividends, returned $529 million to stockholders.

Third Quarter 2018 vs. Third Quarter 2017

Key Highlights

•

Third quarter results reflect a 28% increase in net income available to common stockholders, driven by 8% revenue growth, with 8% growth in net interest income and 9% growth in noninterest income. Underlying* net income available to common stockholders increased 30%, while revenue, excluding the impact of FAMC,* increased 7%.

•

Continued focus on top-line growth and expense management helped deliver 2.2% operating leverage and a 121 basis point improvement in the efficiency ratio to 58.2%. Underlying* operating leverage, excluding the impact of FAMC, was 4.4%, with a 246 basis point improvement in the efficiency ratio to 57.0%.

•	ROTCE of 13.3% improved 3.2% from 10.1%. Underlying ROTCE of 13.5% improved 3.4%.*

•	Tangible book value per common share improved to $27.66, up 2%. Fully-diluted average common shares outstanding decreased 24.6 million shares, or 5%.

Results

•

Total revenue of $1.6 billion increased $121 million, or 8%, driven by strength in net interest income and noninterest income. Total revenue, excluding the impact of FAMC,* of $1.5 billion, increased $95 million, or 7%.

•

Net interest income increased $86 million, or 8%, driven by a 14 basis point improvement in net interest margin and 4% average loan growth. Net interest margin, excluding the impact of FAMC,* improved 15 basis points to 3.20%.

•

Noninterest income of $416 million increased $35 million, or 9%, driven by strength in mortgage banking and trust and investment services fees. Noninterest income, excluding the impact of FAMC,* of $392 million, increased$11 million, or 3%, reflecting higher trust and investment services fees, foreign exchange and interest rate products fees and card fees.

•

Noninterest expense increased $52 million, or 6%, driven by the $34 million impact of the FAMC acquisition and notable items.* Underlying* noninterest expense, excluding the impact of FAMC,* increased $18 million, or 2%, driven by higher salary and employee benefits tied to higher revenue-based compensation and the impact of our strategic-growth initiatives.

•

Provision for credit losses of $78 million increased $6 million, or 8%, reflecting higher commercial net charge-offs from third quarter 2017 levels that included higher recoveries in the prior period and higher retail net charge-offs tied to expected seasoning in unsecured products.

Balance Sheet

•

Average interest-earning assets increased $4.7 billion, or 3%, driven by 4% loan growth, reflecting a 6% increase in commercial loans and a 2% increase in retail loans, partially offset by a $423 million, or 2% reduction in investments. The FAMC acquisition added $790 million in average interest-earning assets. Interest-earning assets, excluding the impact of FAMC,* increased 3%.

•	Average deposits increased $4.1 billion, or 4%, driven by strength in term, demand and savings.

•	NPL ratio of 0.73% improved from 0.85%, reflecting improvement in commercial NPLs. Allowance coverage of NPLs of 149% improved from 131%.

•

Net charge-offs of 30 basis points increased 6 basis points, given higher net charge-offs in commercial from third quarter 2017 levels that included higher recoveries in the prior period, as well as seasoning in retail growth portfolios.

Year-Over-Year Update on Plan Execution

Consumer Banking segment

•	Continued balance sheet momentum, with 3% average loan growth, highlighted by improving mix toward more attractive risk-adjusted return categories and 4% average deposit growth.

•	Successful launch of Citizens Access™, a nationwide, digital-deposit platform with approximately $1.0 billion raised through third quarter 2018. All key metrics tracking favorable to, or on, plan.

•

Closed the previously announced FAMC transaction, which is expected to expand origination capabilities, help drive scale in servicing and generate increased fee income. The FAMC transaction added a $612 million mortgage servicing rights portfolio; conforming mix improved to 74%.

•	Continued progress in Wealth with 18% fee growth; managed money revenue up 23%, assets under management up 15% and number of financial advisors up 5%.

Commercial Banking segment

•

Continued strong balance sheet performance with average loan growth of 7%, driven by our geographic-expansion strategies and our focus on Industry Verticals as well as by strength in Private Equity and in Commercial Real Estate. Average deposits up 2% with solid growth in savings and demand deposits.

•

Continue to benefit from investments to drive fee income, highlighted by a 30% increase in foreign exchange and interest rate products and an 18% increase in Commercial card fees. Capital Markets’ pipeline remains robust.

Efficiency and balance sheet optimization initiatives

•

Launched TOP V Program, which includes efficiency and revenue initiatives, targeting pre-tax benefit of approximately $90 – $100 million by end of 2019. TOP IV Program initiatives are largely complete; on track to deliver end of 2018 run-rate pre-tax benefit of approximately $105 – $110 million.

•

Continued progress on Balance Sheet Optimization (“BSO”) designed to improve the loan portfolio mix toward higher-return categories and help manage deposit costs. BSO delivered approximately 4 basis points of the 14 basis point net interest margin improvement year over year, or 5 basis points excluding the impact of FAMC.*

Earnings highlights				3Q18 change from
($s in millions, except per share data)	3Q18	2Q18	3Q17	2Q18			3Q17
Earnings				$		%	$		%
Net interest income	$1,148	$1,121	$1,062	$27		2%	$86		8%
Noninterest income	416	388	381	28		7	35		9
Total revenue	1,564	1,509	1,443	55		4	121		8
Noninterest expense	910	875	858	35		4	52		6
Pre-provision profit	654	634	585	20		3	69		12
Provision for credit losses	78	85	72	(7)		(8)	6		8

Pre-tax net income	576	549	513	27		5	63		12
Net income	443	425	348	18		4	95		27
Preferred dividends	7	—	7	7		100	—		—
Net income available to common stockholders	$436	$425	$341	$11		3%	$95		28%

After-tax Notable Items*	7	—	—	7		NM	7		NM

Underlying net income available to common stockholders*	$443	$425	$341	$18		4%	$102		30%

Average common shares outstanding
Basic (in millions)	476.0	484.7	500.9	(8.8)		(2)%	(24.9)		(5)%
Diluted (in millions)	477.6	486.1	502.2	(8.5)		(2)	(24.6)		(5)
Diluted earnings per share	$0.91	$0.88	$0.68	$0.03		3%	$0.23		34%

Underlying diluted earnings per share*	$0.93	$0.88	$0.68	$0.05		6%	$0.25		37%

Key performance metrics*
Net interest margin	3.19%	3.18%	3.05%	1	bps		14 bps
Effective income tax rate	23.2	22.6	32.2	58			(902)
Efficiency ratio	58	58	59	25			(121)
Underlying efficiency ratio*	58	58	59	(33)			(179)
Return on average common equity	8.8	8.7	6.9	17			195
Return on average tangible common equity	13.3	12.9	10.1	36			316
Underlying return on average tangible common equity*	13.5	12.9	10.1	57			337
Return on average total assets	1.13	1.11	0.92	2			21
Underlying return on average total tangible assets*	1.20%	1.16%	0.96%	4	bps		24	bps

Capital adequacy(1,2)
Common equity tier 1 capital ratio	10.8%	11.2%	11.1%
Total capital ratio	13.4	13.8	13.8
Tier 1 leverage ratio	9.9%	10.2%	9.9%

Asset quality(2)
Total nonperforming loans and leases as a % of total loans and leases	0.73%	0.75%	0.85%	(2	) bps		(12	) bps
Allowance for loan and lease losses as a % of loans and leases	1.08	1.10	1.11	(2)			(3)
Allowance for loan and lease losses as a % of nonperforming loans and leases	149	148	131	109			NM
Net charge-offs as a % of average loans and leases	0.30%	0.27%	0.24%	3	bps		6	bps

1)	Current reporting-period regulatory capital ratios are preliminary.
2)	Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Discussion of Results:

Third quarter 2018 net income available to common stockholders of $436 million increased $11 million, or 3%, and fully diluted earnings per common share increased $0.03 to $0.91, up 3% compared to second quarter 2018 results, reflecting growth in revenue and expense as well as a reduction in provision expense. Third quarter 2018 results reflect solid revenue growth and higher noninterest expense largely tied to the FAMC acquisition as well as lower provision expense. The FAMC acquisition contributed $2 million of net interest income, $24 million of noninterest income and $25 million of noninterest expense, as well as $790 million of average interest-earning assets and $442 million in average deposits. Additionally, CFG recorded $9 million pre-tax, or $7 million after-tax, of notable items tied to the FAMC integration. Third quarter 2018 EPS reflect an 8.5 million reduction in fully diluted average common shares outstanding compared to second quarter 2018.

Compared with second quarter 2018, third quarter 2018 reported results were highlighted by revenue growth of 4%, with net interest income growth of 2% and net interest margin of 3.19%, given 1% loan growth and one basis point of net interest margin expansion. Results also reflect noninterest income growth of 7% and a 4% increase in noninterest expense, a relatively stable efficiency ratio of 58.2%, and relatively stable operating leverage. Provision for credit losses decreased 8%, given a decrease in reserves tied to improvements in credit quality in retail real estate-secured products. ROTCE improved to 13.3% from 12.9%.*

Compared with third quarter 2017, net income available to common stockholders increased $95 million, or 28%, and fully diluted earnings per share increased $0.23, or 34%. Fully diluted average common shares outstanding were lower by 24.6 million shares given buyback activity. Results were highlighted by revenue growth of 8% with net interest income growth of 8%, given 4% loan growth and 14 basis points of net interest margin to 3.19%. Results also reflect noninterest income growth of 9% and a 6% increase in noninterest expense, 2.2% operating leverage and a 1.2% improvement in the efficiency ratio to 58.2%. Provision for credit losses increased 8%, reflecting higher commercial net charge-offs from third quarter 2017 levels that included higher recoveries in the prior period, and higher retail net charge-offs tied to expected seasoning in unsecured products. ROTCE of 13.3% improved 3.2% from 10.1%.*

Underlying results/FAMC impact				3Q18 change from
($s in millions, except per share data)	3Q18	2Q18	3Q17	2Q18		3Q17
Net interest income	$1,148	$1,121	$1,062	2%		8%
Noninterest income	416	388	381	7		9

Total revenue	$1,564	1,509	1,443	4%		8%
FAMC impact	26	—	—	NM		NM

Revenue excluding FAMC impact	$1,538	1,509	1,443	2%		7%

Noninterest expense	$910	$875	$858	4%		6%
Notable items tied to FAMC*	9	—	—	NM		NM

Underlying noninterest expense*	901	$875	$858	3%		5
Base FAMC impact	25	—	—	NM		NM

Underlying noninterest expense excluding FAMC*	$876	$875	$858	—%		2%

Pre-provision profit	$654	$634	$585	3%		12%
Underlying pre-provision profit *	663	634	585	5		13
Underlying pre-provision profit excluding FAMC*	662	634	585	4		13

Provision for credit losses	78	85	72	(8)		8

Net income available to common stockholders	436	425	341	3		28
Underlying net income available to common stockholders*	443	425	341	4		30

Key performance metrics*

Diluted EPS	$0.91	$0.88	$0.68	3%		34%
Underlying EPS*	$0.93	$0.88	$0.68	6		37

Efficiency ratio	58%	58%	59%	25	bps	(121	) bps
Underlying efficiency ratio*	58	58	59	(33)		(179)
Underlying efficiency ratio excluding FAMC *	57%	58%	59%	(100	) bps	(246	) bps

Operating leverage				(0.4)%		2.2%
Underlying operating leverage*				0.6		3.3
Underlying operating leverage excluding FAMC*				1.8%		4.4%

On an Underlying basis,* which excludes the impact of notable items, third quarter 2018 net income available to common stockholders of $443 million increased $18 million, or 4%, and fully diluted earnings per common share increased $0.05, or 6%, compared to second quarter 2018.

On an Underlying basis and excluding the impact of the FAMC acquisition,* results were highlighted by 2% revenue growth with a 2% increase in net interest income and two basis points of net interest margin expansion to 3.20%, as well as noninterest income growth of 1%. Results reflect continued strong execution against our efficiency initiatives, with relatively stable noninterest expense, a 1% improvement in the efficiency ratio to 57.0% and operating leverage of 1.8%. ROTCE of 13.4% improved from 12.9%.*

On an Underlying basis,* which excludes the impact of notable items, net income available to common shareholders increased $102 million, or 30%, and fully diluted earnings per common share increased $0.25, or 37%, compared to third quarter 2017. ROTCE improved to 13.5% from 10.1%.

On an Underlying basis and excluding the impact of FAMC,* year-over-year results were highlighted by continued strong top line growth, with revenue growth of 7%, led by net interest income growth of 8% and net interest margin expansion of 15 basis points to 3.20% and noninterest income growth of 3%. Noninterest expense growth of 2% reflects strong expense discipline, as the efficiency ratio improved 246 basis points to 57.0%, with positive operating leverage of 4.4%.

Net interest income				3Q18 change from
($s in millions)	3Q18	2Q18	3Q17	2Q18			3Q17
				$		%	$		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,303	$1,238	$1,104	$65		5%	$199		18%
Investment securities	167	165	155	2		1	12		8
Interest-bearing deposits in banks	7	8	5	(1)		(13)	2		40

Total interest income	$1,477	$1,411	$1,264	$66		5%	$213		17%

Interest expense:
Deposits	$214	$181	$123	$33		18%	$91		74%
Federal funds purchased and securities sold under agreements to repurchase	2	1	1	1		100	1		100%
Other short-term borrowed funds	19	14	7	5		36	12		171
Long-term borrowed funds	94	94	71	—		—	23		32

Total interest expense	$329	$290	$202	$39		13%	$127		63%

Net interest income	$1,148	$1,121	$1,062	$27		2%	$86		8%

Net interest margin	3.19%	3.18%	3.05%	1	bps		14	bps

Third quarter 2018 net interest income of $1.1 billion increased $27 million, or 2%, from second quarter 2018, given a 1% increase in average loans and loans held for sale and a one basis point improvement in net interest margin to 3.19%. The improvement in net interest margin reflects higher loan yields tied to higher rates, partially offset by increased deposit and funding costs. Net interest margin, excluding the impact of FAMC,* improved two basis points to 3.20%.

Compared with third quarter 2017, net interest income increased $86 million, or 8%, driven by a 14 basis point improvement in net interest margin and 4% average loan growth. The improvement in net interest margin reflects higher interest-earning asset yields given higher rates and continued mix shift towards higher-yielding assets, partially offset by higher deposit and funding costs. Net interest margin, excluding the impact of FAMC,* improved 15 basis points to 3.20%.

Noninterest Income				3Q18 change from
($s in millions)	3Q18	2Q18	3Q17	2Q18		3Q17
				$	%	$	%
Service charges and fees	$131	$127	$131	$4	3%	$—	—%
Card fees	61	60	58	1	2	3	5
Capital markets fees	47	48	53	(1)	(2)	(6)	(11)
Trust and investment services fees	45	43	38	2	5	7	18
Letter of credit and loan fees	32	32	30	—	—	2	7
Foreign exchange and interest rate products	31	34	24	(3)	(9)	7	29
Mortgage banking fees	49	27	27	22	81	22	81
Securities gains, net	3	2	2	1	50	1	50
Other income(1)	17	15	18	2	13	(1)	(6)

Noninterest income	$416	$388	$381	$28	7%	$35	9%
FAMC impact	$24	$—	$—	$24	NM	$24	NM

Noninterest income excluding FAMC	$392	$388	$381	$4	1%	$11	3%

1)	Other income includes bank owned life insurance and other income.

Noninterest income of $416 million increased $28 million, or 7%, from second quarter 2018, driven by the $24 million impact of the FAMC acquisition in mortgage banking fees. Noninterest income, excluding the impact of FAMC,* of $392 million increased $4 million, or 1%, largely as seasonally higher service charges and fees and growth in trust and investment services fees, given increased sales volumes and growth in managed money balances were partially offset by a $3 million reduction in foreign exchange and interest rate products fees from record second quarter 2018 levels, reflecting a $3 million adjustment tied to a credit-valuation adjustment methodology change.

Compared to third quarter 2017, noninterest income increased $35 million, or 9%, including a $24 million impact of the FAMC acquisition. Noninterest income, excluding the impact of FAMC,* of $392 million increased $11 million, or 3%, driven by growth in trust and investment services fees, reflecting increased sales volumes and growth in managed money balances, foreign exchange and interest rate products and card fees. These results were partially offset by lower capital markets fees, driven by lower loan syndication fees, in-line with overall market activity.

Noninterest expense				3Q18 change from
($s in millions)	3Q18	2Q18	3Q17	2Q18		3Q17
				$	%	$	%
Salaries and employee benefits	$474	$453	$438	$21	5%	$36	8%
Outside services	107	106	99	1	1	8	8
Occupancy	81	79	78	2	3	3	4
Equipment expense	70	64	65	6	9	5	8
Amortization of software	47	46	45	1	2	2	4
Other operating expense	131	127	133	4	3	(2)	(2)

Noninterest expense	$910	$875	$858	$35	4%	$52	6%

Notable items related to FAMC*	$9	$—	$—	$9	NM	$9	NM

Underlying, as applicable

Salaries and employee benefits*	$469	$453	$438	$16	4%	$31	7%
Underlying outside services*	106	$106	99	—	—	7	7
Occupancy	81	$79	78	2	3	3	4
Equipment expense	70	$64	65	6	9	5	8
Amortization of software	47	$46	45	1	2	2	4
Other operating expense*	128	$127	133	1	1	(5)	(4)

Underlying noninterest expense*	$901	$875	$858	$26	3%	$43	5%
FAMC expense impact	25	$—	$—	25	NM	$25	NM

Underlying noninterest expense excluding FAMC*	$876	$875	$858	$1	—%	$18	2%

Noninterest expense of $910 million increased $35 million, or 4%, from second quarter 2018, including a $25 million impact of the FAMC acquisition, and $9 million of pre-tax notable items tied to integration, largely in salaries and employee benefits. Underlying* noninterest expense, excluding the impact of FAMC, remained relatively stable, reflecting continued focus on expense discipline as stable salaries and employee benefits and a reduction in outside services offset an increase in equipment expense.

Compared with third quarter 2017, noninterest expense increased $52 million, or 6%, driven by the impact of the FAMC acquisition and notable items. Noninterest expense, excluding the impact of FAMC,* increased $18 million, or 2%, reflecting a $15 million increase in salaries and employee benefits tied to higher revenue-based compensation and the impact of our strategic growth initiatives. Results also reflected higher equipment expense, outside services, occupancy and amortization of software tied to investments in our strategic-growth initiatives, partially offset by lower other expense, reflecting lower legal and regulatory costs and insurance costs that more than offset higher advertising costs.

The third quarter 2018 effective tax rate of 23.2% increased modestly from second quarter 2018 and decreased from 32.2% in third quarter 2017, reflecting the impact of December 2017 Tax Legislation.

Consolidated balance sheet review(1)				3Q18 change from
($s in millions)	3Q18	2Q18	3Q17	2Q18			3Q17
				$		%	$		%
Total assets	$158,598	$155,431	$151,356	$3,167		2%	$7,242		5%
Total loans and leases	114,720	113,407	110,151	1,313		1	4,569		4
Loans held for sale, at fair value	1,303	521	500	782		150	803		161
Deposits	117,075	117,073	113,235	2		—	3,840		3
Average interest-earning assets	142,163	140,525	137,479	1,638		1	4,684		3
Stockholders’ equity	20,276	20,467	20,109	(191)		(1)	167		1
Stockholders’ common equity	19,733	19,924	19,862	(191)		(1)	(129)		(1)
Tangible common equity	$13,117	$13,394	$13,512	$(277)		(2)%	$(395)		(3)%
Loan-to-deposit ratio (period-end)(2)	98.0%	96.9%	97.3%	112	bps		71	bps
Loans to deposits ratio (avg balances)(2)	97.4	98.0	96.9	(63	) bps		45	bps
Common equity tier 1 capital ratio(3)	10.8	11.2	11.1
Total capital ratio(3)	13.4%	13.8%	13.8%

1)	Represents period end unless otherwise noted.
2)	Excludes loans held for sale.
3)	Current reporting-period regulatory capital ratios are preliminary.

Total assets of $158.6 billion as of September 30, 2018 increased $3.2 billion, or 2%, from June 30, 2018, reflecting a $1.3 billion, or 1%, increase in loans and leases and a $1.7 billion increase tied to the FAMC acquisition, largely $828 million in loans held for sale and the $612 million mortgage servicing rights portfolio in non-interest earning assets. Compared to September 30, 2017, total assets increased $7.2 billion, or 5%, including the increase tied to the FAMC acquisition. Results also include a $4.6 billion, or 4%, increase in loans and leases, a $1.3 billion, or 5%, increase in investments and interest-bearing deposits as well as a $502 million increase in non-interest-earning assets, partially offset by a decrease in other loans held for sale.

Interest-earning assets				3Q18 change from
($s in millions)	3Q18	2Q18	3Q17	2Q18		3Q17
Period-end interest-earning assets				$	%	$	%
Investments and interest-bearing deposits	$28,642	$28,495	$27,368	$147	1%	$1,274	5%
Commercial loans and leases	55,405	54,888	52,381	517	1	3,024	6
Retail loans	59,315	58,519	57,770	796	1	1,545	3
Total loans and leases	114,720	113,407	110,151	1,313	1	4,569	4
Loans held for sale, at fair value	1,303	521	500	782	150	803	161
Other loans held for sale	27	189	724	(162)	(86)	(697)	(96)
Total loans and leases and loans held for sale	116,050	114,117	111,375	1,933	2	4,675	4

Total period-end interest-earning assets	$144,692	$142,612	$138,743	$2,080	1%	$5,949	4%

Average interest-earning assets
Investments and interest-bearing deposits	$26,835	$27,004	$27,258	$(169)	(1)%	$(423)	(2)%
Commercial loans and leases	55,276	54,543	52,151	733	1	3,125	6
Retail loans	58,695	58,313	57,333	382	1	1,362	2
Total loans and leases	113,971	112,856	109,484	1,115	1	4,487	4
Loans held for sale, at fair value	1,228	470	503	758	161	725	144
Other loans held for sale	129	195	234	(66)	(34)	(105)	(45)
Total loans and leases and loans held for sale	115,328	113,521	110,221	1,807	2	5,107	5

Total average interest-earning assets	$142,163	$140,525	$137,479	$1,638	1%	$4,684	3%

Period-end investments and interest-bearing deposits of $28.6 billion as of September 30, 2018 increased 1% from June 30, 2018. Compared with September 30, 2017, period-end investments and interest-bearing deposits increased$1.3 billion, or 5%, driven by an increase in cash positions. As of September 30, 2018, the average effective duration of the securities portfolio increased to 4.7 years compared to 4.5 years as of June 30, 2018, given higher long-term rates that drove an expected decrease in securities pre-payment speeds. As of September 30, 2017, the securities portfolio average effective duration was 3.8 years.

Period-end loans and leases and loans held for sale of $116.1 billion as of September 30, 2018 increased $1.9 billion, or 2%, from $114.1 billion as of June 30, 2018, including an $828 million increase in loans held for sale tied to the FAMC acquisition. Results also reflect a $796 million increase in retail loans and a $517 million increase in commercial loans. Excluding the impact of FAMC,* period-end loans and leases and loans held for sale increased 1% from June 30, 2018.

Compared to September 30, 2017, period-end loans and leases and loans held for sale increased $4.7 billion, or 4%, including the impact of the FAMC acquisition. Results also reflect a $3.0 billion increase in commercial loans and leases as well as a $1.5 billion increase in retail loans. Excluding the impact of FAMC,* period-end loans and leases and loans held for sale increased 3% from September 30, 2017.

Average interest-earning assets of $142.2 billion increased $1.6 billion, or 1%, compared to second quarter 2018, and included a $790 million impact from the August 1, 2018 FAMC acquisition. Results reflect a $1.1 billion increase in loans and leases and a $692 million increase in loans held for sale, driven by the $724 million average impact of the FAMC acquisition. Commercial loan growth largely reflects strength in commercial real estate and selective commercial categories. Retail loan growth was driven by strength in residential mortgage, unsecured and education, partially offset by the planned reduction in auto, as well as lower home equity balances. Excluding the impact of FAMC,* average loan growth was 1%.

Compared to third quarter 2017, average interest-earning assets increased $4.7 billion, or 3%, driven by a $4.5 billion increase in loans and leases and a $620 million increase in loans held for sale, driven by the impact of the FAMC acquisition. These results were partially offset by a $423 million decrease in the investment securities portfolio and interest-bearing deposits, largely reflecting the impact of rising rates on securities valuations and lower cash balances. Average loans increased $4.5 billion, driven by a $3.1 billion increase in commercial loans with strength in Commercial Real Estate and in mid-corporate and middle market given geographic and industry expansion strategies, partially offset by the continued planned reduction in leasing. Results also reflected a $1.4 billion increase in retail loans, driven by strength in residential mortgage, education, unsecured and merchant-finance products, partially offset by a planned reduction in auto and lower home equity balances. Excluding the impact of FAMC,* average loan growth was 4%.

Deposits				3Q18 change from
($s in millions)	3Q18	2Q18	3Q17	2Q18		3Q17
Period-end deposits				$	%	$	%
Demand deposits	$29,785	$29,439	$28,643	$346	1%	$1,142	4%
Checking with interest	22,323	22,775	21,756	(452)	(2)	567	3
Savings	10,523	9,902	9,470	621	6	1,053	11
Money market accounts	35,613	36,139	37,070	(526)	(1)	(1,457)	(4)
Term deposits	18,831	18,818	16,296	13	—	2,535	16

Total period-end deposits	$117,075	$117,073	$113,235	$2	—%	$3,840	3%

Average deposits
Demand deposits	$29,703	$28,834	$28,041	$869	3%	$1,662	6%
Checking with interest	21,780	22,185	21,909	(405)	(2)	(129)	(1)
Savings	10,198	9,889	9,491	309	3	707	7
Money market accounts	36,593	36,396	37,535	197	1	(942)	(3)
Term deposits	18,764	17,838	15,971	926	5	2,793	17

Total average deposits	$117,038	$115,142	$112,947	$1,896	2%	$4,091	4%

Total period-end deposits of $117.1 billion as of September 30, 2018 were stable with June 30, 2018, as growth in savings and demand deposits was partially offset by reductions in money market accounts and checking with interest. Compared to September 30, 2017, period-end deposits increased $3.8 billion, or 3%, reflecting growth in term deposits, demand deposits, savings and checking with interest, partially offset by lower money market accounts. The increase in demand deposits includes $624 million tied to the FAMC acquisition. Excluding the impact of FAMC,* sequential period-end deposit growth was relatively stable and year-over-year growth was 3%.

Third quarter 2018 average deposits of $117.0 billion increased $1.9 billion, or 2%, from second quarter 2018, reflecting growth in term deposits, demand deposits, savings and money market accounts, partially offset by lower checking with interest. Compared to third quarter 2017, average deposits increased $4.1 billion, or 4%, reflecting growth in term deposits, demand deposits and savings, partially offset by lower money market accounts and checking with interest. The increase in demand deposits includes $442 million tied to the FAMC acquisition. Excluding the impact of FAMC,* sequential average deposit growth was 1% and year-over-year growth was 3%.

Borrowed funds				3Q18 change from
($s in millions)	3Q18	2Q18	3Q17	2Q18		3Q17
Period-end borrowed funds				$	%	$	%
Federal funds purchased and securities sold under agreements to repurchase	$374	$326	$453	$48	15%	$(79)	(17)%
Other short-term borrowed funds	2,006	1,499	1,505	507	34	501	33
Long-term Borrowed funds
FHLB advances	8,012	6,010	5,361	2,002	33	2,651	49
Senior debt	5,977	5,981	6,045	(5)	NM	(68)	NM
Subordinated debt and other debt	1,650	1,650	1,994	—	NM	(344)	NM

Total borrowed funds	$18,019	$15,466	$15,358	$2,553	17%	$2,661	17%

Average borrowed funds	$15,675	$15,575	$14,567	$100	1%	$1,108	8%

Total period-end borrowed funds of $18.0 billion as of September 30, 2018 increased $2.6 billion, or 17%, compared to June 30, 2018, primarily reflecting a $500 million increase in short-term Federal Home Loan Bank “FHLB” borrowings, and a $2.0 billion increase in long-term FHLB borrowings.

Compared to September 30, 2017, total period-end borrowed funds increased $2.7 billion, or 17%, primarily reflecting a $2.7 billion increase in long-term FHLB borrowings and a $501 million increase in other short-term borrowed funds, partially offset by a $344 million decrease in subordinated debt and other debt.

Capital				3Q18 change from
($s and shares in millions except per share data)	3Q18	2Q18	3Q17	2Q18		3Q17
Period-end capital				$	%	$	%
Stockholders’ equity	$20,276	$20,467	$20,109	$(191)	(1)%	$167	1%
Stockholders’ common equity	19,733	19,924	19,862	(191)	(1)	(129)	(1)
Tangible common equity	13,117	13,394	13,512	(277)	(2)	(395)	(3)
Tangible book value per common share	$27.66	$27.67	$27.05	$(0.01)	—	$0.61	2
Common shares - at end of period	474.1	484.1	499.5	(9.9)	(2)	(25.4)	(5)
Common shares - average (diluted)	477.6	486.1	502.2	(8.5)	(2)%	(24.6)	(5)%
Common equity tier 1 capital ratio(1)	10.8%	11.2%	11.1%
Total capital ratio(1)	13.4	13.8	13.8
Tier 1 leverage ratio(1)	9.9%	10.2%	9.9%

1)	Current reporting-period regulatory capital ratios are preliminary.

As of September 30, 2018, our Basel III capital ratios remained well in excess of applicable regulatory requirements with a CET1 ratio of 10.8% compared to 11.2% as of June 30, 2018 and 11.1% as of September 30, 2017, and a total capital ratio of 13.4% versus total capital ratios of 13.8% as of June 30, 2018 and 13.8% as of September 30, 2017. Our capital ratios continue to reflect progress towards our objective of aligning our capital profile with that of peer regional banks, while maintaining a strong capital base to continue to drive future performance.

As part of CFG’s 2018 Capital Plan (the “Plan”), during third quarter 2018, the company increased its dividend by 23% and repurchased $400 million of common shares at a weighted-average price of $39.83. Total capital returned to stockholders was $529 million. The Plan also anticipates the potential to raise the quarterly common dividend per share an additional 19% to $0.32 per share beginning in first quarter 2019. Future capital actions are subject to consideration and approval by CFG’s Board of Directors.

Credit quality review				3Q18 change from
($s in millions)	3Q18	2Q18	3Q17	2Q18			3Q17
				$		%	$		%
Nonperforming loans and leases	$832	$845	$932	$(13)		(2)%	$(100)		(11)%
Net charge-offs	86	76	65	10		13	21		32
Provision for credit losses	78	85	72	(7)		(8)	6		8
Allowance for loan and lease losses	$1,242	$1,253	$1,224	$(11)		(1)%	$18		1%
Total nonperforming loans and leases as a % of total loans and leases	0.73%	0.75%	0.85%	(2	) bps		(12	) bps
Net charge-offs as % of total loans and leases	0.30	0.27	0.24	3	bps		6	bps
Allowance for loan and lease losses as a % of total loans and leases	1.08%	1.10%	1.11%	(2	) bps		(3	) bps
Allowance for loan and lease losses as a % of nonperforming loans and leases	149.3%	148.2%	131.4%	109	bps		NM

Overall credit quality remains strong, reflecting the benefit of continued growth in lower-risk retail loan portfolios and a relatively stable risk profile in commercial. As of September 30, 2018, nonperforming loans and leases (“NPLs”) of $832 million decreased $13 million, or 2%, from June 30, 2018, reflecting a reduction in commercial NPLs, primarily driven by a reduction in non-performing commodities-related credits and a modest increase in retail reflecting the impact of the FAMC acquisition and a seasonal increase in auto. Compared to September 30, 2017, NPLs decreased $100 million, or 11%, reflecting a $67 million decrease in commercial, driven by a reduction in non-performing commodities-related credits, and a $33 million decrease in retail tied to improvement in real estate secured portfolios, partially offset by the impact of FAMC. The non-performing loans and leases to total loans and leases ratio of 0.73% as of September 30, 2018 improved from 0.75% as of June 30, 2018 and improved from 0.85% as of September 30, 2017.

Third quarter 2018 net charge-offs of $86 million increased $10 million, or 13%, from second quarter 2018, largely reflecting a $6 million increase in retail, driven by seasonally higher auto charge-offs and expected seasoning in growth categories, partially offset by seasonally lower education losses, and a $4 million increase in commercial. Compared to third quarter 2017, net charge-offs increased $21 million, or 32%, reflecting a $16 million increase in commercial, driven by lower recoveries, and a $5 million increase in retail, driven by expected seasoning in growth portfolios.

The third quarter 2018 allowance for loan and lease losses of $1.2 billion decreased $11 million compared to second quarter 2018 and increased $18 million compared to third quarter 2017.

The allowance for loan and lease losses to total loans and leases ratio of 1.08% as of September 30, 2018 remained relatively stable with June 30, 2018 and September 30, 2017 levels. The allowance for loan and lease losses to non-performing loans and leases ratio of 149% as of September 30, 2018 improved from 148% as of June 30, 2018 and 131% as of September 30, 2017.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $158.6 billion in assets as of September 30, 2018. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,900 ATMs and approximately 1,150 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services, including lending and deposits, capital markets, treasury services, foreign exchange and interest rate products and asset finance.

Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations

(in millions, except share, per-share and ratio data)

Key Performance Metrics:

Our Management uses certain key performance metrics (KPMs) to gauge our progress against strategic and operational goals, as well as to compare our performance against peers. The KPMs are referred to in our Registration Statements on Form S-1 and our external financial reports filed with the Securities and Exchange Commission. The KPMs include:

•	Return on average tangible common equity (ROTCE);

•	Return on average total tangible assets (ROTA);

•	Efficiency ratio;

•	Operating leverage; and

•	Common equity tier 1 capital ratio.

Established targets for the KPMs are based on Management-reporting results and are referred to by the Company as “Underlying” results. We believe that “Underlying” results, which exclude notable items, as applicable, provide the best representation of our underlying financial progress toward the KPMs as they exclude items that our Management does not consider indicative of our on-going financial performance. We have consistently shown these metrics on this basis to investors since our initial public offering in September of 2014. KPMs that reflect “Underlying” results are considered non-GAAP financial measures.

Non-GAAP Financial Measures:

This document contains non-GAAP financial measures denoted as “Underlying” results. “Underlying” results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our “Underlying” results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of “Underlying” results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
							3Q18 Change
		3Q18	2Q18	1Q18	4Q17	3Q17	2Q18		3Q17
							$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$416	$388	$371	$404	$381	$28	7%	$35	9%
Less: Notable items		—	—	—	17	—	—	—	—	—

Noninterest income, Underlying (non-GAAP)		$416	$388	$371	$387	$381	$28	7%	$35	9%

Total revenue, Underlying:
Total revenue (GAAP)	A	$1,564	$1,509	$1,462	$1,484	$1,443	$55	4%	$121	8%
Less: Notable items		—	—	—	17	—	—	—	—	—

Total revenue, Underlying (non-GAAP)	B	$1,564	$1,509	$1,462	$1,467	$1,443	$55	4%	$121	8%

Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$910	$875	$883	$898	$858	$35	4%	$52	6%
Less: Notable items		9	—	—	40	—	9	100	9	100

Noninterest expense, Underlying (non-GAAP)	D	$901	$875	$883	$858	$858	$26	3%	$43	5%

Pre-provision profit:
Total revenue (GAAP)	A	$1,564	$1,509	$1,462	$1,484	$1,443	$55	4%	$121	8%
Less: Noninterest expense (GAAP)	C	910	875	883	898	858	35	4	52	6

Pre-provision profit (GAAP)		$654	$634	$579	$586	$585	$20	3%	$69	12%

Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,564	$1,509	$1,462	$1,467	$1,443	$55	4%	$121	8%
Less: Noninterest expense, Underlying (non-GAAP)	D	901	875	883	858	858	26	3	43	5

Pre-provision profit, Underlying (non-GAAP)		$663	$634	$579	$609	$585	$29	5%	$78	13%

Total credit-related costs, Underlying:
Provision for credit losses (GAAP)		$78	$85	$78	$83	$72	($7)	(8%)	$6	8%
Add: Notable items		—	—	—	—	—	—	—	—	—

Total credit-related costs, Underlying (non-GAAP)		$78	$85	$78	$83	$72	($7)	(8%)	$6	8%

Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$576	$549	$501	$503	$513	$27	5%	$63	12%
Less: Income before income tax expense (benefit) related to notable items		(9)	—	—	(23)	—	(9)	(100)	(9)	(100)

Income before income tax expense, Underlying (non-GAAP)	F	$585	$549	$501	$526	$513	$36	7%	$72	14%

Income tax expense, Underlying:
Income tax expense (benefit) (GAAP)	G	$133	$124	$113	($163)	$165	$9	7%	($32)	(19%)
Less: Income tax expense (benefit) related to notable items		(2)	—	—	(340)	—	(2)	(100)	(2)	(100)

Income tax expense, Underlying (non-GAAP)	H	$135	$124	$113	$177	$165	$11	9%	($30)	(18%)

Net income, Underlying:
Net income (GAAP)	I	$443	$425	$388	$666	$348	$18	4%	$95	27%
Add: Notable items, net of income tax expense (benefit)		7	—	—	(317)	—	7	100	7	100

Net income, Underlying (non-GAAP)	J	$450	$425	$388	$349	$348	$25	6%	$102	29%

Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$436	$425	$381	$666	$341	$11	3%	$95	28%
Add: Notable items, net of income tax expense (benefit)		7	—	—	(317)	—	7	100	7	100

Net income available to common stockholders, Underlying (non-GAAP)	L	$443	$425	$381	$349	$341	$18	4%	$102	30%

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
							3Q18 Change
		3Q18	2Q18	1Q18	4Q17	3Q17	2Q18			3Q17
							$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,564	$1,509	$1,462	$1,484	$1,443	$55		3.65%	$121		8.44%
Less: Noninterest expense (GAAP)	C	910	875	883	898	858	35		4.09	52		6.23

Operating leverage									(0.44%)			2.21%

Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,564	$1,509	$1,462	$1,467	$1,443	$55		3.67%	$121		8.46%
Less: Noninterest expense, Underlying (non-GAAP)	D	901	875	883	858	858	26		3.08	43		5.20

Operating leverage, Underlying (non-GAAP)									0.59%			3.26%

Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	58.20%	57.95%	60.43%	60.52%	59.41%	25	bps		(121	) bps
Efficiency ratio, Underlying (non-GAAP)	D/B	57.62	57.95	60.43	58.50	59.41	(33	) bps		(179	) bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	23.16%	22.58%	22.52%	(32.40%)	32.18%	58	bps		(902	) bps
Effective income tax rate, Underlying (non-GAAP)	H/F	23.20	22.58	22.52	33.68	32.18	62	bps		(898	) bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$19,599	$19,732	$19,732	$19,624	$19,728	($133)		(1%)	($129)		(1%)
Return on average common equity	K/M	8.82%	8.65%	7.83%	13.46%	6.87%	17	bps		195	bps
Return on average common equity, Underlying (non-GAAP)	L/M	8.96	8.65	7.83	7.05	6.87	31	bps		209	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$19,599	$19,732	$19,732	$19,624	$19,728	($133)		(1%)	($129)		(1%)
Less: Average goodwill (GAAP)		6,926	6,887	6,887	6,887	6,887	39		1	39		1
Less: Average other intangibles (GAAP)		22	2	2	2	2	20		NM	20		NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		360	357	355	531	537	3		1	(177)		(33)

Average tangible common equity	N	$13,011	$13,200	$13,198	$13,266	$13,376	($189)		(1%)	($365)		(3%)

Return on average tangible common equity	K/N	13.29%	12.93%	11.71%	19.92%	10.13%	36	bps		316	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	13.50	12.93	11.71	10.43	10.13	57	bps		337	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$155,624	$153,253	$151,523	$151,111	$150,012	$2,371		2%	$5,612		4%
Return on average total assets	I/O	1.13%	1.11%	1.04%	1.75%	0.92%	2	bps		21	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.15	1.11	1.04	0.92	0.92	4	bps		23	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$155,624	$153,253	$151,523	$151,111	$150,012	$2,371		2%	$5,612		4%
Less: Average goodwill (GAAP)		6,926	6,887	6,887	6,887	6,887	39		1	39		1
Less: Average other intangibles (GAAP)		22	2	2	2	2	20		NM	20		NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		360	357	355	531	537	3		1	(177)		(33)

Average tangible assets	P	$149,036	$146,721	$144,989	$144,753	$143,660	$2,315		2%	$5,376		4%

Return on average total tangible assets	I/P	1.18%	1.16%	1.08%	1.83%	0.96%	2	bps		22	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	1.20	1.16	1.08	0.96	0.96	4	bps		24	bps

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
							3Q18 Change
		3Q18	2Q18	1Q18	4Q17	3Q17	2Q18			3Q17
							$/bps		%	$/bps		%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	474,120,616	484,055,194	487,551,444	490,812,912	499,505,285	(9,934,578)		(2%)	(25,384,669)		(5%)
Common stockholders’ equity (GAAP)		$19,733	$19,924	$19,812	$20,023	$19,862	($191)		(1)	($129)		(1)
Less: Goodwill (GAAP)		6,946	6,887	6,887	6,887	6,887	59		1	59		1
Less: Other intangible assets (GAAP)		33	2	2	2	2	31		NM	31		NM
Add: Deferred tax liabilities related to goodwill (GAAP)		363	359	357	355	539	4		1	(176)		(33)

Tangible common equity	R	$13,117	$13,394	$13,280	$13,489	$13,512	($277)		(2%)	($395)		(3%)

Tangible book value per common share	R/Q	$27.66	$27.67	$27.24	$27.48	$27.05	($0.01)		—%	$0.61		2%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	475,957,526	484,744,354	487,500,618	492,149,763	500,861,076	(8,786,828)		(2%)	(24,903,550)		(5%)
Average common shares outstanding - diluted (GAAP)	T	477,599,917	486,141,695	489,266,826	493,788,007	502,157,384	(8,541,778)		(2)	(24,557,467)		(5)
Net income per average common share - basic (GAAP)	K/S	$0.92	$0.88	$0.78	$1.35	$0.68	$0.04		5	$0.24		35
Net income per average common share - diluted (GAAP)	K/T	0.91	0.88	0.78	1.35	0.68	0.03		3	0.23		34
Net income per average common share - basic, Underlying (non-GAAP)	L/S	0.93	0.88	0.78	0.71	0.68	0.05		6	0.25		37
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	0.93	0.88	0.78	0.71	0.68	0.05		6	0.25		37
Dividend payout ratio and dividend payout ratio, Underlying:
Cash dividends declared and paid per common share	U	$0.27	$0.22	$0.22	$0.18	$0.18	$0.05		23%	$0.09		50%
Dividend payout ratio	U/(K/S)	29%	25%	28%	13%	26%	400	bps		300	bps
Dividend payout ratio, Underlying (non-GAAP)	U/(L/S)	29	25	28	25	26	400	bps		300	bps
Other income, Underlying
Other income (GAAP)		$17	$15	$17	$40	$18	$2		13%	($1)		(6%)
Less: Notable items		—	—	—	17	—	—		—	—		—

Other income, Underlying (non-GAAP)		$17	$15	$17	$23	$18	$2		13%	($1)		(6%)

Salaries and employee benefits, Underlying[1]:
Salaries and employee benefits (GAAP)		$474	$453	$470	$450	$438	$21		5%	$36		8%
Less: Notable items		5	—	—	17	—	5		100	5		100

Salaries and employee benefits, Underlying (non-GAAP)[1]		$469	$453	$470	$433	$438	$16		4%	$31		7%

Outside services, Underlying:
Outside services (GAAP)		$107	$106	$99	$118	$99	$1		1%	$8		8%
Less: Notable items		1	—	—	12	—	1		100	1		100

Outside services, Underlying (non-GAAP)		$106	$106	$99	$106	$99	$—		—%	$7		7%

Other operating expense, Underlying[1]:
Other operating expense (GAAP)[1]		$131	$127	$120	$137	$133	$4		3%	($2)		(2%)
Less: Notable items		3	—	—	11	—	3		100	3		100

Other operating expense, Underlying (non-GAAP)[1]		$128	$127	$120	$126	$133	$1		1%	($5)		(4%)

[1]

As of January 1, 2018, we retrospectively adopted ASU 2017-07, Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which requires the service cost component of net periodic pension and postretirement benefit cost to be reported separately in the Consolidated Statements of Operations from the other components. Prior periods have been adjusted to conform with the current period presentation.

Key performance metrics, non-GAAP financial measures and reconciliations – Underlying excluding FAMC

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
							3Q18 Change
		3Q18	2Q18	1Q18	4Q17	3Q17	2Q18			3Q17
							$		%	$		%
Net interest income, Underlying excluding FAMC:
Net interest income (GAAP)		$1,148	$1,121	$1,091	$1,080	$1,062	$27		2%	$86		8%
Less: FAMC Impact		2	—	—	—	—	2		100	2		100

Net interest income, Underlying excluding FAMC (non-GAAP)		$1,146	$1,121	$1,091	$1,080	$1,062	$25		2%	$84		8%

Net interest margin, Underlying excluding FAMC:
Net interest margin (GAAP)		3.19%	3.18%	3.16%	3.08%	3.05%	1	bps		14	bps
Less: FAMC impact		(0.01)	—	—	—	—	(1	) bps		(1	) bps

Net interest margin, Underlying excluding FAMC (non-GAAP)		3.20%	3.18%	3.16%	3.08%	3.05%	2	bps		15	bps

Noninterest income, Underlying excluding FAMC:
Noninterest income (GAAP)		$416	$388	$371	$404	$381	$28		7%	$35		9%
Less: Notable items		—	—	—	17	—	—		—	—		—
Less: FAMC impact		24	—	—	—	—	24		100	24		100

Noninterest income, Underlying excluding FAMC (non-GAAP)		$392	$388	$371	$387	$381	$4		1%	$11		3%

Total revenue, Underlying excluding FAMC:
Total revenue (GAAP)	A	$1,564	$1,509	$1,462	$1,484	$1,443	$55		4%	$121		8%
Less: Notable items		—	—	—	17	—	—		—	—		—
Less: FAMC impact		26	—	—	—	—	26		100	26		100

Total revenue, Underlying excluding FAMC (non-GAAP)	B	$1,538	$1,509	$1,462	$1,467	$1,443	$29		2%	$95		7%

Noninterest expense, Underlying excluding FAMC:
Noninterest expense (GAAP)	C	$910	$875	$883	$898	$858	$35		4%	$52		6%
Less: Notable items		9	—	—	40	—	9		100	9		100
Less: FAMC impact		25	—	—	—	—	25		100	25		100

Noninterest expense, Underlying excluding FAMC (non-GAAP)	D	$876	$875	$883	$858	$858	$1		—%	$18		2%

Pre-provision profit:
Total revenue (GAAP)	A	$1,564	$1,509	$1,462	$1,484	$1,443	$55		4%	$121		8%
Less: Noninterest expense (GAAP)	C	910	875	883	898	858	35		4	52		6

Pre-provision profit (GAAP)		$654	$634	$579	$586	$585	$20		3%	$69		12%

Pre-provision profit, Underlying excluding FAMC:
Total revenue, Underlying excluding FAMC (non-GAAP)	B	$1,538	$1,509	$1,462	$1,467	$1,443	$29		2%	$95		7%
Less: Noninterest expense, Underlying excluding FAMC (non-GAAP)	D	876	875	883	858	858	1		—	18		2

Pre-provision profit, Underlying excluding FAMC (non-GAAP)		$662	$634	$579	$609	$585	$28		4%	$77		13%

Income before income tax expense, Underlying excluding FAMC:
Income before income tax expense (GAAP)		$576	$549	$501	$503	$513	$27		5%	$63		12%
Less: Income before income tax expense (benefit) related to notable items		(9)	—	—	(23)	—	(9)		(100)	(9)		(100)
Less: Income before income tax expense (benefit) related to FAMC impact		1	—	—	—	—	1		100	1		100

Income before income tax expense, Underlying excluding FAMC (non-GAAP)		$584	$549	$501	$526	$513	$35		6%	$71		14%

Income tax expense, Underlying excluding FAMC:
Income tax expense (benefit) (GAAP)		$133	$124	$113	($163)	$165	$9		7%	($32)		(19%)
Less: Income tax expense (benefit) related to notable items		(2)	—	—	(340)	—	(2)		(100)	(2)		(100)
Less: Income tax expense (benefit) related to FAMC		—	—	—	—	—	—		—	—		—

Income tax expense, Underlying excluding FAMC (non-GAAP)		$135	$124	$113	$177	$165	$11		9%	$(30)		(18%)

Net income, Underlying excluding FAMC:
Net income (GAAP)		$443	$425	$388	$666	$348	$18		4%	$95		27%
Add: Notable items, net of income tax expense (benefit)		7	—	—	(317)	—	7		100	7		100
Add: FAMC impact, net of income tax expense (benefit)		(1)	—	—	—	—	(1)		(100)	(1)		(100)

Net income, Underlying excluding FAMC (non-GAAP)		$449	$425	$388	$349	$348	$24		6%	$101		29%

Key performance metrics, non-GAAP financial measures and reconciliations – Underlying excluding FAMC (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
							3Q18 Change
		3Q18	2Q18	1Q18	4Q17	3Q17	2Q18			3Q17
							$		%	$		%
Net income available to common stockholders, Underlying excluding FAMC:
Net income available to common stockholders (GAAP)	E	$436	$425	$381	$666	$341	$11		3%	$95		28%
Add: Notable items, net of income tax expense (benefit)		7	—	—	(317)	—	7		100	7		100
Add: FAMC impact, net of income tax expense (benefit)		(1)	—	—	—	—	(1)		(100)	(1)		(100)

Net income available to common stockholders, Underlying excluding FAMC (non-GAAP)	F	$442	$425	$381	$349	$341	$17		4%	$101		30%

Operating leverage:
Total revenue (GAAP)	A	$1,564	$1,509	$1,462	$1,484	$1,443	$55		3.65%	$121		8.44%
Less: Noninterest expense (GAAP)	C	910	875	883	898	858	35		4.09	52		6.23

Operating leverage									(0.44%)			2.21%

Operating leverage, Underlying excluding FAMC:
Total revenue, Underlying excluding FAMC (non-GAAP)	B	$1,538	$1,509	$1,462	$1,467	$1,443	$29		1.91%	$95		6.62%
Less: Noninterest expense, Underlying excluding FAMC (non-GAAP)	D	876	875	883	858	858	1		0.14	18		2.20

Operating leverage, Underlying excluding FAMC (non-GAAP)									1.77%			4.42%

Efficiency ratio and efficiency ratio, Underlying excluding FAMC:
Efficiency ratio	C/A	58.20%	57.95%	60.43%	60.52%	59.41%	25	bps		(121	) bps
Efficiency ratio, Underlying excluding FAMC (non-GAAP)	D/B	56.95	57.95	60.43	58.50	59.41	(100	) bps		(246	) bps
Return on average tangible common equity:
Average common equity (GAAP)		$19,599	$19,732	$19,732	$19,624	$19,728	($133)		(1%)	($129)		(1%)
Less: Average goodwill (GAAP)		6,926	6,887	6,887	6,887	6,887	39		1	39		1
Less: Average other intangibles (GAAP)		22	2	2	2	2	20		NM	20		NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		360	357	355	531	537	3		1	(177)		(33)

Average tangible common equity	G	$13,011	$13,200	$13,198	$13,266	$13,376	($189)		(1%)	($365)		(3%)

Return on average tangible common equity	E/G	13.29%	12.93%	11.71%	19.92%	10.13%	36	bps		316	bps
Return on average tangible common equity, Underlying excluding FAMC:
Average common equity, Underlying excluding FAMC (non-GAAP)		$19,600	$19,732	$19,732	$19,624	$19,728	($132)		(1%)	($128)		(1%)
Less: Average goodwill, Underlying excluding FAMC (non-GAAP)		6,887	6,887	6,887	6,887	6,887	—		—	—		—
Less: Average other intangibles, Underlying excluding FAMC (non-GAAP)		2	2	2	2	2	—		—	—		—
Add: Average deferred tax liabilities related to goodwill, Underlying excluding FAMC (non-GAAP)		360	357	355	531	537	3		1	(177)		(33)

Average tangible common equity, Underlying excluding FAMC (non-GAAP)	H	$13,071	$13,200	$13,198	$13,266	$13,376	($129)		(1%)	($305)		(2%)

Return on average tangible common equity, Underlying excluding FAMC (non-GAAP)	F/H	13.41%	12.93%	11.71%	10.43%	10.13%	48	bps		328	bps

Key performance metrics, non-GAAP financial measures and reconciliations – Underlying excluding FAMC (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
						3Q18 Change
	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18		3Q17
						$	%	$	%
Mortgage banking fees, Underlying excluding FAMC:
Mortgage banking fees (GAAP)	$49	$27	$25	$28	$27	$22	81%	$22	81%
Less: FAMC impact	24	—	—	—	—	24	100	24	100

Mortgage banking fees, Underlying excluding FAMC (non-GAAP)	$25	$27	$25	$28	$27	($2)	(7%)	($2)	(7%)

Other income, Underlying excluding FAMC:
Other income (GAAP)	$17	$15	$17	$40	$18	$2	13%	($1)	(6%)
Less: Notable items	—	—	—	17	—	—	—	—	—
Less: FAMC impact	—	—	—	—	—	—	—	—	—

Other income, Underlying excluding FAMC (non-GAAP)	$17	$15	$17	$23	$18	$2	13%	($1)	(6%)

Salaries and employee benefits, Underlying excluding FAMC[1]:
Salaries and employee benefits (GAAP)	$474	$453	$470	$450	$438	$21	5%	$36	8%
Less: Notable items	5	—	—	17	—	5	100	5	100
Less: FAMC impact	16	—	—	—	—	16	100	16	100

Salaries and employee benefits, Underlying excluding FAMC (non-GAAP)[1]	$453	$453	$470	$433	$438	$—	—%	$15	3%

Outside services, Underlying excluding FAMC:
Outside services (GAAP)	$107	$106	$99	$118	$99	$1	1%	$8	8%
Less: Notable items	1	—	—	12	—	1	100	1	100
Less: FAMC impact	5	—	—	—	—	5	100	5	100

Outside services, Underlying excluding FAMC (non-GAAP)	$101	$106	$99	$106	$99	($5)	(5%)	$2	2%

Occupancy, Underlying excluding FAMC:
Occupancy (GAAP)	$81	$79	$81	$80	$78	$2	3%	$3	4%
Less: Notable items	—	—	—	—	—	—	—	—	—
Less: FAMC impact	1	—	—	—	—	1	100	1	100

Occupancy, Underlying excluding FAMC (non-GAAP)	$80	$79	$81	$80	$78	$1	1%	$2	3%

Equipment expense, Underlying excluding FAMC:
Equipment expense (GAAP)	$70	$64	$67	$67	$65	$6	9%	$5	8%
Less: Notable items	—	—	—	—	—	—	—	—	—
Less: FAMC impact	1	—	—	—	—	1	100	1	100

Equipment expense, Underlying excluding FAMC (non-GAAP)	$69	$64	$67	$67	$65	$5	8%	$4	6%

Other operating expense, Underlying excluding FAMC[1]:
Other operating expense (GAAP)[1]	$131	$127	$120	$137	$133	$4	3%	($2)	(2%)
Less: Notable items	3	—	—	11	—	3	100	3	100
Less: FAMC impact	2	—	—	—	—	2	100	2	100

Other operating expense, Underlying excluding FAMC (non-GAAP)[1]	$126	$127	$120	$126	$133	($1)	(1%)	($7)	(5%)

1

As of January 1, 2018, we retrospectively adopted ASU 2017-07, Compensation - Retirement Benefits (Topic 715): improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which requires the service cost component of net periodic pension and postretirement benefit cast to be reported separately in the Consolidated Statements of Operations from the other components. Prior periods have been adjusted to conform with the current period presentation.

Key performance metrics, non-GAAP financial measures and reconciliations – Underlying excluding FAMC (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
						3Q18 Change
	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18		3Q17
						$	%	$	%
Total assets, Underlying excluding FAMC (period-end):
Total assets (GAAP)	$158,598	$155,431	$153,453	$152,336	$151,356	$3,167	2%	$7,242	5%
Less: FAMC impact	1,721	—	—	—	—	1,721	100	1,721	100

Total assets, Underlying excluding FAMC (non-GAAP) (period-end)	$156,877	$155,431	$153,453	$152,336	$151,356	$1,446	1%	$5,521	4%

Loans and leases and loans held for sale, Underlying excluding FAMC (period-end):
Loans and Leases and loans held for sale (GAAP)	$116,050	$114,117	$112,225	$111,335	$111,375	$1,933	2%	$4,675	4%
Less: FAMC impact	932	—	—	—	—	932	100	932	100

Total loans and leases and loans held for sale, Underlying excluding FAMC (non-GAAP) (period-end)	$115,118	$114,117	$112,225	$111,335	$111,375	$1,001	1%	$3,743	3%

Average loans and leases and loans held for sale, Underlying excluding FAMC:
Average loans and leases and loans held for sale (GAAP)	$115,328	$113,521	$111,790	$111,217	$110,221	$1,807	2%	$5,107	5%
Less: FAMC impact	790	—	—	—	—	790	100	790	100

Total average loans and leases and loans held for sale, Underlying excluding FAMC (non-GAAP)	$114,538	$113,521	$111,790	$111,217	$110,221	$1,017	1%	$4,317	4%

Total average loans and leases, Underlying excluding FAMC:
Total average loans (GAAP)	$113,971	$112,856	$111,115	$110,450	$109,484	$1,115	1%	$4,487	4%
Less: FAMC impact	66	—	—	—	—	66	100	66	100

Total average loans and leases, Underlying excluding FAMC (non-GAAP)	$113,905	$112,856	$111,115	$110,450	$109,484	$1,049	1%	$4,421	4%

Total average interest-earning assets, Underlying excluding FAMC:
Average interest-earning assets (GAAP)	$142,163	$140,525	$138,671	$138,429	$137,479	$1,638	1%	$4,684	3%
Less: FAMC impact	790	—	—	—	—	790	100	790	100

Total average interest-earning assets, Underlying excluding FAMC (non-GAAP)	$141,373	$140,525	$138,671	$138,429	$137,479	$848	1%	$3,894	3%

Total deposits, Underlying excluding FAMC (period-end):
Total deposits (GAAP)	$117,075	$117,073	$115,730	$115,089	$113,235	$2	—%	$3,840	3%
Less: FAMC impact	624	—	—	—	—	624	100	624	100

Total deposits, Underlying excluding FAMC (non-GAAP) (period-end)	$116,451	$117,073	$115,730	$115,089	$113,235	($622)	(1%)	$3,216	3%

Total average deposits, Underlying excluding FAMC:
Total average deposits (GAAP)	$117,038	$115,142	$113,423	$113,753	$112,947	$1,896	2%	$4,091	4%
Less: FAMC impact	442	—	—	—	—	442	100	442	100

Total average deposits, Underlying excluding FAMC (non-GAAP)	$116,596	$115,142	$113,423	$113,753	$112,947	$1,454	1%	$3,649	3%

Total average demand deposits, Underlying excluding FAMC:
Total average demand deposits (GAAP)	$29,703	$28,834	$28,544	$28,868	$28,041	$869	3%	$1,662	6%
Less: FAMC impact	442	—	—	—	—	442	100	442	100

Total average demand deposits, Underlying excluding FAMC (non-GAAP)	$29,261	$28,834	$28,544	$28,868	$28,041	$427	1%	$1,220	4%

Forward-Looking Statements

This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•

Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•

Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•

Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.

Note: Percentage changes, per share amounts and ratios presented in this document are calculated using whole dollars.

Item 9.01	Financial Statements and Exhibits.

	Exhibit Number	Description

(d)	Exhibit 99.1	Citizens Financial Group, Inc. financial supplement for third quarter 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ John F. Woods
John F. Woods
Chief Financial Officer

Date: October 22, 2018